EXHIBIT 99.1

S&W Announces Results of Shareholders
Meeting

Company Provides Webcast of Management Presentation

For Immediate Release
Contact:	Robert Blum, Joe Dorame, Joe Diaz	Matt Szot
	Lytham Partners, LLC	Chief Financial Officer
	602-889-9700	S&W Seed Company
	sanw@lythampartners.com	559-884-2535
	www.lythampartners.com	www.swseedco.com

FIVE POINTS, California -  December 14, 2011 - S&W Seed Company (Nasdaq: SANW) today announced the results of its 2011 annual shareholders meeting. The 2011 annual meeting of the shareholders of the Company was held on December 10, 2011 at The Palazzo Resort Hotel in Las Vegas, Nevada to coincide with the Western Alfalfa & Forage Conference.

Of the 5,800,000 shares of our common stock entitled to vote at the meeting, 4,625,891 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

Proposal No. 1 - Election of Directors

Our stockholders elected six directors to serve for the ensuing year and until their successors are elected and qualified, or until their earlier death, resignation or removal. Each of the directors received more than a majority of the votes cast, although the Company elects its directors on a plurality vote basis. The votes regarding the election of directors were as follows:

Nominee	For	Authority Withheld

Michael C. Culhane	3,464,054	5,000
Michael M. Fleming	3,464,054	5,000
Mark S. Grewal	3,464,054	5,000
Michael N. Nordstrom	3,464,054	5,000
Charles B. Seidler	3,464,054	5,000
Grover T. Wickersham	3,468,754	300

Proposal No. 2 - Approval to Change the State of Incorporation from Delaware to Nevada

Proposal No. 2, to change the Company's state of incorporation from Delaware to Nevada, was approved with approximately 59.8% of the outstanding shares voting for the proposal and less than one percent of the outstanding shares voting against the proposal. The results were as follows:

For	Against	Abstained

3,463,965	4,089	1,000

Proposal No. 3 - Ratification of the Appointment of M&K CPAS, PLLC

Proposal No. 3, to ratify the appointment of M&K CPAS, PLLC, was approved with approximately 79.7% of the shares present or represented and voting at the Annual Meeting voting for the proposal and less than one percent of the shares voting against the proposal. The results were as follows:

For	Against	Abstained	Broker Non-Vote

4,622,291	500	3,100	0

Management Presentation

A link to the management presentation is available at www.swseedco.com/investors.htm.

About S&W Seed Company
Founded in 1980 and headquartered in the Central Valley of California, S&W Seed Company is a leading producer of warm climate, high yield alfalfa seed varieties, including varieties that can thrive in poor, saline soils, as verified over decades of university-sponsored trials. S&W also offers seed cleaning and processing at its 40-acre facility in Five Points, California and has recently launched a business expansion initiative centered on its plan to mass produce stevia leaf in the U.S. in response to growing global demand for the all-natural, zero calorie sweetener from the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in the Company's 10-K for the fiscal year ended June 30, 2011, and other filings made by the Company with the Securities and Exchange Commission.

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